Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Bitcoin Depot Inc. of our report dated March 24, 2025, relating to the financial statements of Bitcoin Depot Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 20, 2025